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As filed with the Securities and Exchange Commission on October 31, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wynn Resorts, Limited
(Exact name of issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	46-0484987 (I.R.S. employer identification number)
3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 (702) 733-4444 (Address of Principal Executive Office)
Wynn Resorts, Limited 2002 Stock Incentive Plan (Full title of the Plan)

Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-4444
(Name, address including zip code, and telephone number, including area code, of Registrants' agent for service)	Copy to: C. Kevin McGeehan, Esq. Ashok W. Mukhey, Esq. Irell & Manella LLP 1800 Avenue of the Stars Los Angeles, California 90067-4276 (310) 277-1010

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value	9,750,000(1)(2)	$12.53(3)	$122,167,500(3)	$11,239.41

(1)
Includes shares issuable upon exercise of granted options and awards of restricted stock.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of computing the registration fee as the average of the high and low prices of the Common Stock reported on The Nasdaq National Market on October 29, 2002 pursuant to Rule 457(h) and Rule 457(c) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

        Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents heretofore filed by Wynn Resorts, Limited, a Nevada corporation (the "Registrant"), are incorporated herein by reference:

  (1)
  the Registrant's prospectus filed on October 29, 2002 with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) promulgated under the Securities Act in connection with the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600), in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 2001;

  (2)
  the Registrant's Registration Statement on Form 8-A, including any exhibits thereto, filed on October 7, 2002 pursuant to Section 12(g), including any amendment or report filed for the purpose of updating the description of Common Stock contained therein.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

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Item 6. Indemnification of Directors and Officers.

        The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or on behalf of the corporation by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provide that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

        The Registrant's bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. In addition, the Registrant intends to enter into separate indemnification agreements, the form of which is attached as Exhibit 10.15 to the Registrant's Amendment No. 3 to Registration Statement on Form S-1 (Reg. No. 333-90600), with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. The Registrant has been advised that, in the opinion of the Commission, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

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Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Articles of the Registrant (1)
4.2	Fourth Amended and Restated Bylaws of the Registrant (2)
4.3	2002 Stock Incentive Plan (3)
4.4	First Amendment to 2002 Stock Incentive Plan (4)
4.5	Form of Stock Option Agreement
4.6	Form of Restricted Stock Agreement (5)
5.1	Legal Opinion of Schreck Brignone
23.1	Consent of Schreck Brignone (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24	Power of Attorney (included on signature pages filed herewith)

(1)
Incorporated by reference to Exhibit 3.1 filed with Amendment No. 4, filed October 7, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(2)
Incorporated by reference to Exhibit 3.2 filed with Amendment No. 8, filed October 24, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(3)
Incorporated by reference to Exhibit 10.14 filed with Amendment No. 3, filed September 18, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(4)
Incorporated by reference to Exhibit 10.88 filed with Amendment No. 10, filed October 25, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(5)
Incorporated by reference to Exhibit 10.52 filed with Amendment No. 5, filed October 21, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

Item 9. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on this 31st day of October, 2002.

WYNN RESORTS, LIMITED
By:	/s/ STEPHEN A. WYNN Stephen A. Wynn Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 31, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2002
/s/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board	October 31, 2002
/s/ RONALD J. KRAMER Ronald J. Kramer	Director and President	October 31, 2002
/s/ ROBERT J. MILLER Robert J. Miller	Director	October 31, 2002
/s/ JOHN A. MORAN John A. Moran	Director	October 31, 2002
/s/ ELAINE P. WYNN Elaine P. Wynn	Director	October 31, 2002

/s/ STANLEY R. ZAX Stanley R. Zax	Director	October 31, 2002
/s/ ALLAN ZEMAN Allan Zeman	Director	October 31, 2002

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Articles of the Registrant (1)
4.2	Fourth Amended and Restated Bylaws of the Registrant (2)
4.3	2002 Stock Incentive Plan (3)
4.4	First Amendment to 2002 Stock Incentive Plan (4)
4.5	Form of Stock Option Agreement
4.6	Form of Restricted Stock Agreement (5)
5.1	Legal Opinion of Schreck Brignone
23.1	Consent of Schreck Brignone (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24	Power of Attorney (included on signature pages filed herewith)

(1)
Incorporated by reference to Exhibit 3.1 filed with Amendment No. 4, filed October 7, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(2)
Incorporated by reference to Exhibit 3.2 filed with Amendment No. 8, filed October 24, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(3)
Incorporated by reference to Exhibit 10.14 filed with Amendment No. 3, filed September 18, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(4)
Incorporated by reference to Exhibit 10.88 filed with Amendment No. 10, filed October 25, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

(5)
Incorporated by reference to Exhibit 10.52 filed with Amendment No. 5, filed October 21, 2002, to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90600).

E-1

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX